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                                                                    EXHIBIT 4.2


                                AMENDMENT NO. 1

                                       TO

                              THE RIGHTS AGREEMENT

                                    BETWEEN

                       THE FIRST NATIONAL BANK OF BOSTON

                                      AND

                               DIONEX CORPORATION


                       Effective as of November 17, 1995


THIS AMENDMENT NO. 1 (this "Amendment") amends the Rights Agreement (the "Rights Agreement"), dated June 27, 1989, between The First National Bank of Boston ("Rights Agent") and Dionex Corporation (the "Company"). All capitalized terms used but not defined in this Amendment shall retain the same meaning as given them in the Rights Agreement.

WHEREAS, the parties desire to amend the Rights Agreement to delete Section 7(e) of the Rights Agreement, which requires the Company to keep available out of its authorized and unissued Common Shares the number of Common Shares sufficient to permit the exercise in full of all Rights outstanding under the Rights Plan and to correct certain clerical errors in Sections 11(a) and 25(a) of the Rights Plan;

NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein, the parties hereby agree as follows:

A.      The parties hereby agree to amend the Rights Agreement as follows:

        1. Section 7(e) of the Rights Agreement is hereby deleted in its entirety.

        2. Reference to Section 7(e) in clause (i) of Section 13(a) of the Rights Agreement is hereby deleted.

        3.      Section 11(n) is hereby deleted in its entirety.

        4. Clause (vi) of Section 25(a), which reads "(vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares)," is hereby deleted.


                                       1.

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B.      All other terms of the Rights Agreement remaining full force and effect.

        IN WITNESS WHEREOF, the Company and Rights Agent have caused this Amendment No. 1 to be executed by their duly authorized representatives as of the date first written above.

ATTEST:                                 DIONEX CORPORATION

/s/ Michael W. Pope                     By /s/ A. Blaine Bowman
- -------------------------                  -------------------------
    Michael W. Pope                            A. Blaine Bowman
                                        Title President & CEO
                                              ----------------------

Countersigned:

THE FIRST NATIONAL BANK OF BOSTON

By: /s/ Gordon C. Stevenson
    -------------------------
       Authorized Signature


                                       2.